Exhibit 99.3
WAIVER OF RIGHT OF FIRST REFUSAL

On behalf of Barron Partners LP, the undersigned, fully authorized to act on behalf of Barron Partners LP, hereby declines to participate in the purchase of QSGI INC.’s (WindsorTech’s) 2005 Series A Preferred Stock proposal and waives any and all right to participate in the purchase of the Series A Preferred Stock as set forth in the May 18, 2004 Stock Purchase Agreement before WindsorTech, Inc. and Certain Investors (including Barron Partners LP), including but not limited to all rights under Paragraph 6.9 of such agreement.
I acknowledge receipt of a form of Series A Preferred Stock Purchase Agreement containing the essential terms of the proposed agreement and have based this waiver on its content.

Dated: December __________, 2005.	By: ______________________________
For: Barron Partners LP